                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                THE MEXICO FUND
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             THE MEXICO FUND, INC.
                       77 ARISTOTELES STREET, 3RD FLOOR
                                    POLANCO
                          11560 MEXICO, D.F., MEXICO

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 27, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meet-ing") of The Mexico Fund, Inc. (the "Fund") will be held at the law offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112 on February 27, 1998 at 2:00 P.M. for the following purposes:

    (1) To elect three Directors;

    (2) To ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for its fiscal year ending October 31, 1998;

    (3) To approve amendments to and the restatement of the Articles of In-corporation of the Fund to permit the termination of the Mexican trust through which the Fund currently carries out its investment operations;

    (4) To approve an amendment to the Fund's fundamental policy on making loans to specify the collateral the Fund may accept in connection with loans of portfolio securities and to specify that the Fund may invest cash collateral in short-term liquid U.S. money market securities; and

    (5) To transact such other business as may properly come before the Meet-ing or any adjournment thereof.

  The Board of Directors has fixed the close of business on December 22, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only holders of record of shares at the close of business on that date are entitled to no-tice of, and to vote at, the Meeting and any adjournment thereof.

  You are cordially invited to attend the Meeting. All shareholders are re-quested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is be-ing solicited on behalf of the Board of Directors of the Fund.

                                          By Order of the Board of Directors,

                                          Samuel Garcia Cuellar
                                              Secretary

New York, New York
Dated: December 26, 1997

   PLEASE RESPOND -- YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO AT-TEND THE MEETING, PLEASE FILL IN, SIGN AND MAIL THE PROXY IN THE MANNER PROVIDED. IT IS IMPORTANT THAT YOU RETURN YOUR PROXY AS SOON AS POSSIBLE TO ASSURE THAT YOUR PROXY WILL BE VOTED AND TO AVOID ANY ADDITIONAL EX-PENSE TO THE FUND OF FURTHER SOLICITATION.

                                PROXY STATEMENT

                             THE MEXICO FUND, INC.

                       77 ARISTOTELES STREET, 3RD FLOOR
                                    POLANCO
                          11560 MEXICO, D.F., MEXICO

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 27, 1998

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Mexico Fund, Inc. (the "Fund"), a Maryland corporation, to be voted at the Annual Meeting of Share-holders of the Fund (the "Meeting") to be held at the law offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112 on February 27, 1998 at 2:00 P.M. and at any adjournment thereof. The approximate mailing date of this Proxy Statement is December 26, 1997. The report for the fiscal year ended October 31, 1997, including financial statements, accompa-nies the mailing of this Proxy Statement. A representative of Arthur Andersen LLP, who is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so as well as be available to an-swer questions of shareholders.

  All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Unless instructions to the contrary are marked thereon with respect to Proposals 1, 2, 3, 4 and 5 a proxy will be voted FOR the proposals stated in the accompanying Notice of Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. Accordingly, votes to ABSTAIN and broker non-votes will have no effect on Proposals 1, 2 and 5, for which the required vote is a majority of the votes cast. Votes to ABSTAIN and broker non-votes will have the same effect as a vote AGAINST with respect to Proposal 3. Votes to ABSTAIN will have the same effect as a vote AGAINST for Proposal 4. Broker non-votes will have the same effect as a vote AGAINST for Proposal 4 if such vote is determined on the basis of obtaining the affirma-tive vote of more than 50% of the outstanding shares of the Fund. Broker non-votes will not constitute a vote "for" or "against" Proposal 4 and will be disregarded in determining the voting securities "present" if such vote is de-termined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Meeting. Any shareholder giving a proxy has the right to attend the Meeting to vote his shares in person (thereby revoking any prior proxy) and also the right to revoke the proxy at any time by written no-tice received by the Fund prior to its exercise.

  In the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the proxy holders may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If a quorum is present, the proxy holders will vote proxies which vote FOR any pro-posal with respect to which insufficient votes for approval have been re-ceived, in favor of such an adjournment and will vote those proxies required to be voted AGAINST such a proposal to be voted on at such adjournment, against adjournment. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

  The Board of Directors has fixed the close of business on December 22, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of Oc-tober 31, 1997, the Fund had outstanding 49,715,907 shares of common stock, par value $1.00 per share. According to filings made with the Securities and Exchange Commission on Schedule 13G in February 1997, Olliff & Partners PLC, reported beneficial ownership of 3,740,000 shares, or 7.5% of the Fund's out-standing shares, which included 3,556,600 shares, or 7.2% of the Fund's out-standing shares, owned by City of London Investment Management Co. Ltd. ("City of London"). According to a filing made with the Securities and Exchange Com-mission on Form 13F in October 1997, City of London's ownership increased to 3,563,900 shares, or 7.2% of the Fund's outstanding shares. The address for these entities is 10 Eastcheap, London EC3M 1AJ, England.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  On July 22, 1987, the Board of Directors unanimously approved an amendment to the Fund's By-Laws to provide that the Board of Directors will be divided into three classes of Directors, as nearly equal in number as possible, each of which, after a transition period, will serve for three years with one class being elected each year. Each year the term of office of one class will ex-pire. The terms of office of Messrs. Claudio X. Gonzalez, Jose Luis Gomez Pimienta and Robert L. Knauss expire this year. Messrs. Gonzalez, Gomez Pimienta and Knauss have been nominated as Class II Directors for a three year term expiring in 2001. The nominees have indicated an intention to serve if elected and have consented to be named in this Proxy Statement.

  The Board of Directors of the Fund knows of no reason why any of these nomi-nees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substituted nominees as the Board of Directors may recommend. The Fund's Directors and executive officers bene-ficially own less than 0.1% of the Fund's common stock. None of the Directors, with the exception of Mr. Jose Luis Gomez Pimienta, is an "interested person" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

  The nominees for election as Class II Directors are as follows:

                       CLASS II (TERM EXPIRING IN 2001):

                                                                          SHARES OF COMMON
                                                                         STOCK BENEFICIALLY
                               PRINCIPAL OCCUPATION                        OWNED AND % OF
                               FOR PAST FIVE YEARS              DIRECTOR TOTAL OUTSTANDING
  NAME AND ADDRESS           AND OTHER DIRECTORSHIPS        AGE  SINCE     ON 10/31/97(1)
  ----------------           -----------------------        --- -------- ------------------
Claudio X. Gonzalez++  Chairman of the Board and Chief       63   1981            --
Lagrange 103           Executive Officer, Kimberly-Clark de
11560 Mexico, D.F.,    Mexico, S.A. de C.V. (consumer
Mexico                 products); Director, Grupo
                       Financiero Banamex Accival, S.A. de
                       C.V. (banking); Director, Grupo
                       Carso (holding company); Director,
                       Grupo Industrial Alfa, S.A.
                       (industrial development companies);
                       Director, Grupo Industrial Minera
                       Mexico, S.A. de C.V. (mining);
                       Director, Kimberly-Clark Corp.
                       (U.S.A.); Director, Kellogg Company
                       (U.S.A.) (food products); Director,
                       General Electric Co. (U.S.A.);
                       Director, Planet Hollywood Int.
                       (theme entertainment); Supervisory
                       Director, The First Mexico Income
                       Fund N.V.; Member, International
                       Advisory Council, J.P. Morgan.

Jose Luis Gomez        President, The Mexico Fund, Inc.,     58   1989         2,000
Pimienta*              President and Supervisory Director,
Aristoteles 77, 3rd    The First Mexico Income Fund N.V.;
Floor                  Chairman of the Board and Director
Col. Polanco           General, Impulsora del Fondo Mexico,
11560 Mexico, D.F.,    S.A. de C.V. (investment adviser);
Mexico                 Chairman of the Board and Director
                       General, Impulsora del Fondo Mexico
                       Controladora, S.A. de C.V.
                       ("Controladora") (holding company);
                       Chairman of the Board and Director
                       General, Impulsora Capital Markets,
                       S.A. de C.V. ("Capital Markets")
                       (investment adviser); Director,
                       Bolsa Mexicana de Valores, S.A. de
                       C.V. (Mexican Stock Exchange).

Robert L. Knauss++     Chairman of the Board and Chief       66   1985         1,333
University of Houston  Executive Officer, Baltic
Law Center             International USA, Inc. (aviation
Houston, TX 77204      investments); Director, Equus Ltd.
                       II (financial investment); Director,
                       Air Baltic Corporation
                       (international airline); Director,
                       Allwaste Inc. (environmental
                       services); previously, Dean and
                       Distinguished University Professor,
                       University of Houston Law School.

CONTINUING DIRECTORS

  The balance of the current Directors consists of two Class I and two Class III Directors, none of whom is a nominee for election at the Meeting and all of whom will continue in office after the Meeting for the terms shown below. The Directors are as follows:

                        CLASS I (TERM EXPIRING IN 2000):

                                                                            SHARES OF COMMON
                                                                           STOCK BENEFICIALLY
                                 PRINCIPAL OCCUPATION                        OWNED AND % OF
                                 FOR PAST FIVE YEARS              DIRECTOR TOTAL OUTSTANDING
   NAME AND ADDRESS            AND OTHER DIRECTORSHIPS        AGE  SINCE     ON 10/31/97(1)
   ----------------            -----------------------        --- -------- ------------------
Philip Caldwell++        Director and Senior Managing          77   1991         1,000
World Financial Center   Director, Lehman Brothers, Inc.
200 Vesey Street, 19th   (investment banking); Director,
Floor                    Zurich Holding Company of America,
New York, NY 19285-1900  Inc. (insurance); Director, American
                         Guaranty & Liability Insurance Co.
                         (insurance); Director, Russell
                         Reynolds Associates, Inc. (executive
                         recruitment); Director, Waters
                         Corporation (manufacturers of
                         scientific test instrument);
                         Chairman of the Board, Mettler-
                         Toledo Holdings Inc. (manufacturer
                         of scales and other weighing
                         instruments); previously, Chairman
                         of the Board, Chief Executive
                         Officer, succeeding Henry Ford II,
                         Ford Motor Company (automobiles);
                         Director, Federated Department
                         Stores, Inc. (department stores);
                         Director, Digital Equipment Corp.,
                         (computer technology); Director,
                         Kellogg Company (food products);
                         Director, Shearson Lehman Brothers
                         Holding, Inc. (investment banking);
                         Director, Chase Manhattan Corp.,
                         Chase Manhattan Bank N.A. (banking);
                         Director, Castech Aluminum Group,
                         Inc. (aluminum manufacturing);
                         Director, Zurich Reinsurance Centre
                         Holdings, Inc. (reinsurance).

                                                                             SHARES OF COMMON
                                                                            STOCK BENEFICIALLY
                                  PRINCIPAL OCCUPATION                        OWNED AND % OF
                                  FOR PAST FIVE YEARS              DIRECTOR TOTAL OUTSTANDING
    NAME AND ADDRESS            AND OTHER DIRECTORSHIPS        AGE  SINCE     ON 10/31/97(1)
    ----------------            -----------------------        --- -------- ------------------
Jaime Serra-Puche         Senior Partner, Serra and Associates  46   1997           --
Edificio Plaza            International (law and economics
Prolongacion Paseo de la  consulting firm); Weinberg Visiting
Reforma                   Professor, Princeton University;
600-103                   Trustee, Yale University;
Santa Fe                  previously, Secretary of Finance
01210 Mexico, D.F.,       (Mexico); Secretary of Trade and
Mexico                    Industry (Mexico); Chairman of the
                          Board, Industrial Property
                          Institute; Chairman of the Board,
                          Mexican Investment Board, Board
                          member, Central Bank of Mexico;
                          Board Member, Comision Nacional de
                          Valores (the Mexican National
                          Securities Commission); Chairman,
                          National Commission on Foreign
                          Investment (Mexico); Chairman,
                          Commission for the Modernization of
                          the Medium and Small Industry
                          (Mexico); Chairman, Commission for
                          Export Promotion (Mexico); Member,
                          Commission for the Evaluation of the
                          Pact for Stability, Competitiveness
                          and Labor (Mexico); member,
                          Intersecretarial Commission for
                          Public Expenditure and Revenue
                          (Mexico); Minister in charge of
                          negotiations for Mexico, North
                          American Free Trade Agreement and
                          the trade agreements entered into by
                          Mexico with Chile, Bolivia,
                          Venezuela, Columbia and Costa Rica;
                          Distinguished Visiting Associate,
                          Carnegie Endowment for International
                          Peace.

                       CLASS III (TERM EXPIRING IN 1999):

                                                                             SHARES OF COMMON
                                                                            STOCK BENEFICIALLY
                                  PRINCIPAL OCCUPATION                        OWNED AND % OF
                                  FOR PAST FIVE YEARS              DIRECTOR TOTAL OUTSTANDING
    NAME AND ADDRESS            AND OTHER DIRECTORSHIPS        AGE  SINCE     ON 10/31/97(1)
    ----------------            -----------------------        --- -------- ------------------
Juan Gallardo T.++        Chairman of the Board, Grupo          50   1985           --
Monte Caucaso 915         Embotelladoras Unidas S.A. de C.V.
4th Floor                 (bottling); Chairman of the Board,
Lomas de Chapultepec      Grupo Azucarero Mexico, S.A. de C.V.
11000 Mexico, D.F.,       (industrial group); Coordinator,
Mexico                    Mexican Business Council for the
                          North American Free Trade Agreement
                          (NAFTA); Chairman of the Board of
                          Supervisory Directors, The First
                          Mexico Income Fund N.V.; Director,
                          Clevite de Mexico, S.A. de C.V.
                          (auto parts); Member of the
                          International Advisory Council, Bank
                          of Montreal (bank); Director,
                          Nacional de Drogas (pharmaceutical
                          distribution company); Director,
                          Bombardier Concarrill
                          (manufacturing); Director, Bufete
                          Industrial, S.A. de C.V.
                          (construction); Vice Chairman of the
                          Board, Home Mart de Mexico S.A. de
                          C.V. (retail trade); Member of the
                          International Advisory Council,
                          Lafarge Coppe (cement and
                          biotechnology); Member of the
                          Consejo Mexicano de Hombres de
                          Negocios (Mexican business
                          roundtable).

Agustin Santamarina V.++  Of Counsel, Santamarina y Steta (law  71   1981           --
Campos Eliseos 345, 3rd   firm); Chairman of the Board,
Floor                     Alcatel-Indetel, S.A. de C.V.
11560 Mexico, D.F.        (telecommunications equipment);
Mexico                    Chairman of the Board, Apasco S.A.
                          de C.V. (cement and other
                          construction materials); Chairman of
                          the Board, John Deere, S.A. de C.V.
                          (agricultural equipment); Chairman
                          of the Board, Cummins, S.A. de C.V.
                          (diesel engines); Vice Chairman of
                          the Board, Kimberly-Clark de Mexico,
                          S.A. de C.V. (consumer products);
                          Director, Deere & Company
                          (agricultural, industrial and lawn
                          and garden equipment); Director,
                          Grupo Carso, S.A. de C.V.
                          (diversified holding company);
                          Director, Grupo Industrial Minera
                          Mexico, S.A. de C.V. (mining);
                          Director, Grupo Modelo, S.A. de C.V.
                          (breweries and beer distribution);
                          Director, Grupo Condumex, S.A. de
                          C.V. (electronic cables, auto parts
                          and cables); Director, Corporacion
                          Industrial Sanluis, S.A. de C.V.
                          (mining and auto parts); Director,
                          Industrias Nacobre, S.A. de C.V.
                          (copper products); previously,
                          Director, Grupo Financiero
                          Invermexico, S.A. de C.V. (banking
                          and stock brokerage).

---------------------
(1) The information as to beneficial ownership is based on statements furnished to the Fund by the Directors. All shares listed in this table are owned with sole voting and investment power, and in the aggregate represent less than 1/4 of 1% of the total shares outstanding of common stock as of October 31, 1997.

++ Audit Committee and Contract Review Committee Member.

* Directors who are "interested persons" (as defined in the 1940 Act ("inter-ested directors")). Mr. Gomez Pimienta is deemed to be an interested direc-tor by reason of his affiliation with the Fund's investment adviser, Impulsora del Fondo Mexico, S.A. de C.V. (the "Adviser").

  The Fund has a standing Audit Committee and Contract Review Committee. The Audit Committee reviews both the audit and non-audit work of the Fund's inde-pendent public accountants, submits recommendations to the Board of Directors as to the selection of independent public accountants, and reviews compliance of the Fund with regulations of the Securities and Exchange Commission and the Internal Revenue Service, and other related matters. The Contract Review Com-mittee reviews the terms of the Fund's investment advisory agreement, includ-ing the rate of compensation, and submits a recommendation to the Board of Di-rectors as to the approval and/or renewal of the Fund's investment advisory agreement. During the Fund's fiscal year ended October 31, 1997, the Board held four regular meetings and two committee meetings, one of which was in the capacity of the Audit Committee. Each Director then in office attended at least 75% of the total number of regular meetings of the Board and applicable special meetings of the Board.

  During the fiscal year ended October 31, 1997, the Fund paid each Director, with the exception of Mr. Gomez Pimienta, an annual retainer of $12,000 and $2,000 per meeting attended. The Fund also paid a $1,500 per diem fee to each non-Mexican Director for travel required to attend a Board meeting and reim-bursed all Directors, with the exception of Mr. Gomez Pimienta, for out-of-pocket expenses relating to attendance at meetings. The aggregate amount of fees paid and expenses reimbursed to the Directors for the twelve-month period ended October 31, 1997 was $164,201. The Fund will pay fees and expenses to its Directors as described above except that in the event of a Board meeting taking place on the same date as a meeting of the board of directors of any other investment company advised by the Fund's investment adviser, the $1,500 per diem fee of any non-Mexican Director of the Fund who is also a director of any such other investment company shall be shared equally between the Fund and such other investment company.

  The following table sets forth the aggregate compensation (not including per diem fees and expense reimbursement) paid by the Fund to each Director (other than Mr. Gomez Pimienta) during the fiscal year ended October 31, 1997, as well as the total compensation paid by the Fund to each Director.

                                        PENSION OR RETIREMENT TOTAL COMPENSATION
                            AGGREGATE     BENEFITS ACCRUED        FROM FUND
                           COMPENSATION      AS PART OF          COMPLEX PAID
    NAME OF DIRECTOR        FROM FUND       FUND EXPENSES        TO DIRECTORS
    ----------------       ------------ --------------------- ------------------
Juan Gallardo T.             $24,000            None               $24,000
Philip Caldwell               24,000            None                24,000
Ernesto Fernandez Hurtado      3,000            None                 3,000
Claudio X. Gonzalez           24,000            None                24,000
Robert L. Knauss              24,000            None                24,000
Agustin Santamarina V.        24,000            None                24,000
Jaime Serra-Puche             21,000            None                21,000

  The executive officers of the Fund and their principal occupations for the past five years are: Jose Luis Gomez Pimienta (age 58), President, who also serves as Chairman of the Board and Director General of the Adviser, Controladora and Capital Markets; Samuel Garcia-Cuellar (age 55), Secretary, who is a partner of Creel, Garcia-Cuellar y Muggenburg, S.C., Mexican counsel to the Fund and to the Adviser and also Secretary of the Adviser; and Carlos Woodworth Ortiz (age 54), who is Treasurer of the Fund and a Deputy Director of the Adviser. Allan S. Mostoff (age 65) and Sander M. Bieber (age 47), part-ners of Dechert Price & Rhoads, U.S. counsel to the Fund, are Assistant Secre-taries of the Fund.

  The Board of Directors recommends that shareholders vote FOR the election of the three nominees to the Fund's Board of Directors.

            PROPOSAL 2: SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of the Audit Committee, has se-lected Arthur Andersen LLP as independent public accountants to examine the financial statements of the Fund for the fiscal year ending October 31, 1998. Audit services performed by Arthur Andersen LLP during the most recent fiscal year included examination of the financial statements of the Fund, review of filings with the Securities and Exchange Commission and preparation of tax re-turns. The Fund knows of no direct or indirect interest of such firm in the Fund.

  A representative of Arthur Andersen LLP will be present at the Meeting and will have the opportunity to respond to questions from shareholders.

  The Board of Directors recommends that shareholders vote FOR the ratifica-tion of the selection of Arthur Andersen LLP as independent public accoun-tants.

  PROPOSAL 3: APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE ARTICLES OF
              INCORPORATION TO PERMIT THE TERMINATION OF THE MEXICAN TRUST THROUGH WHICH THE FUND CARRIES OUT ITS INVESTMENT OPERATIONS

  At the time the Fund was created in 1981, Mexican regulations placed re-strictions on the ability of non-Mexican investors such as the Fund to own se-curities of Mexican companies. To permit the Fund to pursue its policy of in-vesting in equity securities of Mexican companies listed on the Mexican Stock Exchange, a Mexican grantor trust was created (the "Trust"). The Trust was created pursuant to a Trust Agreement dated May 28, 1981 among the Fund, as sole beneficiary, Nacional Financiera, S.A., as trustee, and a collection of Mexican brokerage houses acting as settlors. The Trust Agreement provides that the Fund's assets are to be held, invested and reinvested for the benefit of the Fund. On June 7, 1995, the Board of Directors of the Fund approved the ap-pointment of Bancomer, S.A. ("Bancomer") as trustee of the Trust. Currently, Bancomer receives Ps. 600,000 (approximately $109,671 as computed based on the peso/dollar exchange rate on October 31, 1997) per year, subject to a monthly increase linked to the Mexican Consumer Price Index on a monthly cumulative basis.

  Because the Trust was created under the laws of Mexico and is considered the legal owner of the Fund's portfolio securities, the Fund was permitted to pur-sue its investment policy by investing through the Trust, without being con-strained by the Mexican regulations on foreign ownership of Mexican companies in effect at the time. The Mexican Comision Nacional Bancaria y de Valores ("CNBV") approved this arrangement at the time the Fund and the Trust were created.

  Due to recent changes in Mexican law governing foreign ownership of Mexican companies, the necessity of the Fund investing through the Trust has been eliminated or can be accommodated through various, less cumbersome means now available in Mexico. Accordingly, the Fund may now invest in securities of Mexican companies without using the Trust as an intermediary for its invest-ments. The Fund applied for and received a ruling from the CNBV dated August 29, 1997 approving the termination of the Trust Agreement and the transfer of the securities currently held in the Trust to the Fund.

  Fund management has determined that direct investment by the Fund and the elimination of the Trust as intermediary should result in cost savings to the Fund. Accordingly, Fund management has recommended that the Board of Directors approve the termination of the Trust.

  At a meeting held on December 10, 1997, the Fund's Board of Directors ap-proved the termination of the Trust, and approved and recommended to share-holders the adoption of amendments to the Fund's Articles of Incorporation that would permit the Fund to invest directly in portfolio securities without using the Trust as intermediary.

  The proposed amendments would be effectuated by amending and restating the Fund's Articles of Incorporation. The specific amendments to the Articles of Incorporation in connection with the proposed termination of the Trust are as follows (new text is underlined, deleted text is struckthrough):

    1. Article THIRD of the Articles of Incorporation is proposed to be amended as follows:

    The purposes for which the Corporation is formed are to act as a closed-end, diversified management investment company under the Invest-ment Company Act of 1940, as amended ("1940 Act"), and to invest its assets, other than for short term temporary purposes, in Mexican secu-rities as specified in clause (1) below, [through and as the sole bene-ficiary of a Trust (the "Trust") established in Mexico with the ap-proval of the Ministry of Finance and Public Credit of Mexico and with the approval of the Mexican foreign investment Commission as granted on September 25, 1980, and, subject to the foregoing,] and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:

      (1) [Acting through and as the sole beneficiary of the Trust] To hold, invest and reinvest the funds of the Corporation, and to pur-chase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, sell, assign, negotiate, transfer, ex-change, lend, pledge or otherwise dispose of or turn to account or re-alize upon, securities (which term "securities" shall, for the purpose of these Articles, include stocks, shares, bonds, debentures, bills, time notes, mortgages and any other evidence of indebtedness; and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest, including all rights of eq-uitable ownership, therein, or in any property or assets; and any nego-tiable or non-negotiable instruments and money market instruments, in-cluding bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) of any Mexican corporation, association, trust, firm or other organization however and wherever established or organized pursu-ant to the laws of the United Mexican States, as well as securities is-sued by the Federal government of Mexico, any state, municipality or other political sub-division or any other governmental or quasi-govern-mental agency or instrumentality thereof.

      (2) [Acting through and as the sole beneficiary of the Trust], To en-joy all rights, powers and privileges of ownership or interest in all securities held by the [the Trust on behalf of] Corporation [except the right to vote all securities held on behalf of the Corporation], and to do all acts for the preservation, protection, improvement and enhance-ment in value of all such securities.

    2. Article NINTH of the Fund's Articles of Incorporation is proposed to be amended as follows:

      (iv) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets [in the Trust].

    3. Article TENTH of the Fund's Articles of Incorporation is proposed to be amended as follows:

    The Corporation shall cease use of its corporate name in the event of a change in its corporate purpose, as provided in Article Third, clause
    (a)(1), to invest in Mexican securities [through and as the sole bene-ficiary of the Trust, or in the event of termination and liquidation of the Trust.]

    4. Article TWELFTH of the Fund's Articles of Incorporation is proposed to be amended as follows:

    The duration of the Corporation shall be perpetual, [except that in the event of a termination of the Trust, the Board of Directors shall take all necessary steps under the laws of the State of Maryland and the In-vestment Company Act of 1940 to cause and effect the dissolution and liquidation of the Corporation. The Board of Directors shall cause ter-mination of the Trust in the event that during any period of more than 60 days there shall be no investment advisor of the Corporation or trustee of the Trust appointed in accordance with applicable law.

  Article Twelfth may be amended upon the vote of holders of a majority of the outstanding shares of the Fund. Articles Third, Ninth and Tenth may be amended upon the vote of holders of two-thirds of the Fund's outstanding shares. Ac-cordingly, two-thirds of the holders of the Fund's outstanding shares must ap-prove these amendments in order to permit the Fund to terminate the Trust.

  In addition to the above, conforming amendments will be made to Article Eleventh of the Articles of Incorporation to reflect the renumbering of cer-tain of the Articles in connection with the restatement, and an amendment to Article Fourth is proposed to be made to reflect the change in address of the Fund's resident agent in Maryland. Other minor amendments have been made as a part of the restatement of the Articles to reflect the current status of the Fund as an already-existing corporation.

  The Board of Directors recommends that shareholders vote FOR the amendments to and restatement of the Articles of Incorporation to permit the termination of the Trust. The full text of the Fund's Articles of Amendment and Restate-ment of the Articles of Incorporation as advised by the Board of Directors and proposed to be approved by shareholders is attached as Exhibit A.

  PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE FUND'S FUNDAMENTAL
                 POLICY ON MAKING LOANS TO SPECIFY THE COLLATERAL THE FUND MAY ACCEPT IN CONNECTION WITH LOANS OF PORTFOLIO SECURITIES AND TO SPECIFY THAT THE FUND MAY INVEST CASH COLLATERAL IN SHORT-TERM LIQUID U.S. MONEY MARKET SECURITIES.

  To generate income, investment companies may lend portfolio securities to borrowers. Such loan transactions can allow an investment company to earn in-come on the loan as well as on the collateral furnished by the borrower. The additional income earned by the investment com-pany increases the net assets of the investment company and, accordingly, can benefit shareholders. Borrowers engage in securities lending transactions for a variety of reason, such as to cover a short sale or a failed trade or to temporarily accumulate a securities position. The risk in lending portfolio securities, as well as other extensions of credit, consists of possible delay in recovery of the securities, possible default of the borrower, or possible loss of rights in the collateral should the borrower fail financially.

  The Fund currently has a fundamental policy on making loans which specifi-cally permits the Fund to engage in securities lending, as follows:
  The Fund may not make loans other than through the purchase of publicly traded fixed-income securities or short-term obligations of publicly held Mexican corporations. The Fund may lend its securities, provided that the loan is secured continually by collateral in an amount at least equal to the current market value of the securities loaned and the Fund will receive any interest or dividends paid on the loaned securities.

  Because the fund is an investment company registered under the 1940 Act and subject to the regulation of the U.S. Securities and Exchange Commission, it is subject to certain limitations with respect to the property it may accept as collateral for lending its portfolio securities, and with respect to the securities in which it may invest cash collateral received in connection with the lending of its portfolio securities.

  A registered investment company may accept only cash (U.S. dollars), securi-ties issued or guaranteed by the United States Government or its agencies or instrumentalities or irrevocable stand-by letters of credit issued by a bank, including a non-U.S. bank if that bank is eligible to file and has filed an agreement with the federal reserve board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions. Fur-ther, a registered investment company may only invest such cash collateral in liquid short-term money market instruments.

  The Fund's investment objective is long-term capital appreciation through investment in securities, primarily equity, listed on the Mexican Stock Ex-change. The Fund may also invest in Mexican fixed-income securities and bank time deposits of Mexican banks, all of which are peso-denominated and may be dollar-linked. The Fund may also invest in dollar-denominated deposits and floating rate notes of Mexican banks. Because of these stated policies, the Board of Directors and management of the Fund have proposed that the Fund's fundamental policy on making loans be clarified to specifically recognize the property that the Fund may accept as collateral and the instruments in which the Fund may invest cash collateral in connection with the lending of portfo-lio securities.

  Accordingly, the Fund's fundamental policy on making loans is proposed to be amended as follows (new text is underlined):

  The Fund may not make loans other than through the purchase of publicly traded fixed-income securities or short-term obligations of publicly held Mexican corporations. The Fund may lend its securities, provided that the loan is secured continually by collateral in an amount at least equal to the current market value of the securities loaned and the Fund will receive any interest or dividends paid on the loaned securities. [Begin underline] Such collateral may consist of U.S. dollars, securities issued or guaran-teed by the United States Government or its agencies or instrumentalities ("U.S. Government securities") or irrevocable stand-by letters of credit issued by a bank. The Fund may invest such cash collateral in short-term liquid U.S. money market securities, including but not limited to, U.S. Government securities, commercial paper and floating rate notes of U.S. is-suers. [End underline]

  In accordance with the requirements of the 1940 Act, amendments to a funda-mental policy of the Fund requires the approval of the lesser of (i) 67% of the Fund's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the Fund's outstanding shares.

  The Board of Directors recommends that shareholders vote FOR the amendment to the Fund's fundamental policy on making loans.

                           PROPOSAL 5: OTHER MATTERS

  No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interests of the Fund.

                            ADDITIONAL INFORMATION

INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES

  THE ADVISER. Impulsora del Fondo Mexico, S.A. de C.V. (the "Adviser"), 77 Aristoteles Street, 3rd Floor, Polanco, 11560 Mexico D.F., Mexico has served as the investment adviser of the Fund from the time the Fund was established in 1981. Pursuant to the Investment Advisory and Management Agreement between the Fund and the Adviser, the Adviser receives an advisory fee rate of 0.85% of the Fund's average daily net assets up to $200 million, 0.70% of such as-sets between $200 million and $400 million, and 0.60% of such assets in excess of $400 million. For the fiscal year ended October 31, 1997, total advisory fees paid by the Fund to the Adviser aggregated $7,367,220 based on average net assets for the fiscal year of approximately $1,112,000,000. The Adviser is a Mexican corporation incorporated in 1980 in order to serve as investment ad-viser to the Fund, and is a wholly owned subsidiary of Impulsora del Fondo Mexico Controladora, S.A. de C.V.

  Pursuant to an Administrative Services Agreement, effective April 1, 1994, the Adviser also provides certain administrative services to the Fund which were previously performed by the Fund's Trustee, including the determination and publication of the net asset value of the Fund, the maintenance of the Fund's books and records in accordance with applicable United States and Mexi-can law and the provision of assistance to the Fund's auditors in the prepara-tion and filing of tax reports and returns.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund's officers and Directors, and persons who own more than ten percent of a registered class of the Fund's securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent shareholders are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, the Fund believes that during fiscal year 1997, its officers and Directors com-plied with all applicable filing requirements under the Securities Exchange Act of 1934, as amended.

COUNSELORS

  In December, 1993, five Directors of the Fund announced their resignation from the Board. In each case, the Directors resigned because of their other affiliations and business activities. These Directors are Messrs. David Gemmill, Antonio Madero, Joaquin Munoz Izquierdo, Bernardo Quintana and Dr. Martin Murtfeld. In order to retain their counsel for the benefit of the Fund, the Board amended the Fund's By-Laws to allow for counselors to the Fund. Be-cause of each individual's extensive experience with, and knowledge of, the Mexican business community, each of these individuals continues to serve the Fund as a counselor to the Fund. Each counselor provides advice, furnishes in-formation about the securities and currency markets, political developments, economic factors and trends, and business trends and developments. A counselor normally attends Board meetings but does not vote at meetings of the Board of Directors or manage the business and affairs of the Fund, nor does a counselor have the power to determine that any security will be purchased or sold by the Fund. Each counselor is paid as compensation for services rendered a fee of $4,000 for each regularly scheduled Board and Committee meeting attended, $2,000 for attendance at special meetings of the Board or a Committee, a $1,500 per diem fee for travel required to attend a Board meeting, and is re-imbursed for reasonable expenses incurred in attending meetings or otherwise.

                                   EXPENSES

  The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable ex-penses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. In order to obtain the necessary quorum and share-holder participation at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers or agents of the Fund.

                                 VOTE REQUIRED

  The presence in person or by proxy of the holders of a majority of the out-standing shares of the Fund is required to constitute a quorum at the Meeting. Election of Directors (Proposal 1), ratification of the selection of indepen-dent public accountants (Proposal 2), and approval to transact such other business as may properly come before the Meeting (Proposal 5), will require the approval of the majority of votes validly cast at the Meeting. As dis-cussed previously, the approval of the amendments to the Articles of Incorpo-ration to permit the termination of the Trust (Proposal 3) will require the approval of two-thirds of the holders of the Fund's outstanding shares, and the approval of an amendment to the Fund's fundamental policy on making loans (Proposal 4) will require the approval of the lesser of (i) 67% of the Fund's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the Fund's outstanding shares.

  The Fund's annual report which accompanies this Proxy Statement, including the Fund's financial statements for the fiscal year ended October 31, 1997 and notes to such financial statements, is hereby incorporated by reference.

                             SHAREHOLDER PROPOSALS

  If a shareholder intends to present a proposal at the 1999 Annual Meeting of Shareholders of the Fund and desires to have the proposal included in the Fund's Proxy Statement and form of proxy for that meeting, the shareholder must deliver the proposal to the offices of the Fund by September 1, 1998.

                               ----------------

  SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Samuel Garcia Cuellar
                                             Secretary

Dated: December 26, 1997

--------------------------------------------------------------------------------

                             THE MEXICO FUND, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF SHAREHOLDERS

   The undersigned shareholder of The Mexico Fund, Inc. a Maryland corporation (the "Fund"), hereby appoints Jose Luis Gomez Pimienta and Sander M. Bieber and each of them proxies of the undersigned, with full power of substitution, to vote and act in the name and stead of the undersigned at the Annual Meeting of Shareholders of the Fund, to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York 10112, on February 27, 1998 at 2:00 P.M., New York City time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 5 AS SET FORTH IN THIS PROXY.

   The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated December 26, 1997.

                          (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                             THE MEXICO FUND, INC.

                               FEBRUARY 27, 1998


   (down arrow) PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED (down arrow)
--------------------------------------------------------------------------------

      PLEASE MARK YOUR
A [X] VOTES AS IN THIS
      EXAMPLE
                                                     FOR        WITHHELD
1.  Election of the nominees listed at right         [ ]           [ ]
    to serve as members of the Fund's Board
    of Directors, as Class II Directors, for a term expiring in 2001 and until their successors are elected and qualified:

For, except as marked to the contrary below:

-----------------------------------------------

NOMINEES:

     Claudio X. Gonzalez

     Jose Luis Gomez Pimienta

     Robert L. Krauss
                                                         FOR   AGAINST   ABSTAIN
2.  Ratification of the selection of Arthur Andersen
    LLP as independent public accountants of the Fund    [ ]     [ ]      [ ]
    for the fiscal year ending October 31, 1998.

3.  Approval of Amended and Restated Articles of         [ ]     [ ]      [ ]
    Incorporation.

4.  Approval of amendment to the fundamental policy on   [ ]     [ ]      [ ]
    making loans.

5.  In their discretion of the above named proxies,
    such other business as may properly come before      [ ]     [ ]      [ ]
    the Meeting on any adjournment thereof.

SIGNATURE(S)                                                 DATED
            -------------------------------------------------     --------------
NOTE:  PLEASE SIGN, DATE AND  RETURN PROMPTLY. SIGNATURE(S) SHOULD BE EXACTLY
AS NAME OR NAMES APPEAR ON PROXY. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN, SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL NAME.
--------------------------------------------------------------------------------